UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 7, 2017

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas		75202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, on October 22, 2016, AT&T Inc. (“AT&T”) entered into a $40 billion Term Loan Credit Agreement, among AT&T, the lenders named therein and JPMorgan Chase Bank, N.A., as agent, that was subsequently amended on November 15, 2016, which bifurcated the Term Loan Credit Agreement into a $30 billion bridge loan (the “Bridge Loan”) and a $10 billion term loan.

On June 21, 2017, the commitments under the Bridge Loan were reduced to $21 billion as a result of AT&T receiving net cash proceeds from the sale of certain principal amounts of its 1.050% Global Notes due 2023, 1.800% Global Notes due 2026, 2.350% Global Notes due 2029, 3.150% Global Notes due 2036, 3.550% Global Notes due 2037 and Floating Rate Global Notes due 2023.

On August 7, 2017, AT&T received net cash proceeds from the sale of certain principal amounts of its 2.850% Global Notes due 2023, 3.400% Global Notes due 2024, 3.900% Global Notes due 2027, 4.900% Global Notes due 2037, 5.150% Global Notes due 2050, 5.300% Global Notes due 2058 and Floating Rate Global Notes due 2023. Following the issuance of the notes, the Bridge Loan terminated in its entirety.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: August 7, 2017	By:	/s/ George B. Goeke
George B. Goeke
Senior Vice President and Treasurer